Exhibit 99.1
Earnings Release

INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND FISCAL YEAR ENDED APRIL 30, 2012

Minot, ND – June 29, 2012 – Investors Real Estate Trust (tickers: IRET and IRETP; exchange: NASDAQ Global Select Market) reported financial and operating results today for the quarter and fiscal year ended April 30, 2012.

During the three month period ended April 30, 2012, IRET’s revenues increased from the year-earlier period. Funds From Operations (FFO)1 overall and on a per share and unit basis increased for the three month period ended April 30, 2012 compared to the same period of the prior fiscal year.  Net income increased from the year-earlier period.  Included in fourth quarter fiscal 2012 net income were proceeds from the settlement in the fourth quarter of a claim made in fiscal year 2009 against the bankruptcy estate of a former tenant; a gain on involuntary conversion from the receipt of insurance proceeds for the redevelopment of our Arrowhead Shopping Center property following the severe flood in Minot, North Dakota in June 2011;  and insurance proceeds for loss of rents at our Arrowhead and Chateau Apartments properties as a result of the June 2011 flood.

For the three month period ended April 30, 2012, as compared to the same period of the prior fiscal year:

•	Revenues increased to $60.6 million from $59.0 million.

•
FFO increased to $19.1 million on approximately 107,316,000 weighted average shares and units outstanding, from $14.7 million on approximately 100,239,000 weighted average shares and units outstanding ($.18 per share and unit compared to $.15 per share and unit).

•
Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $2.8 million compared to a net loss of $149,000 in the same period of the prior fiscal year.

•	Total expenses decreased by $3.4 million, or 7.8%, in the three months ended April 30, 2012 compared to the three months ended April 30, 2011, from $43.3 million to $39.9 million.

During the twelve month period ended April 30, 2012, IRET’s revenues increased from the year-earlier period. FFO overall and on a per share and unit basis increased for the twelve month period ended April 30, 2012 compared to the same period of the prior fiscal year.  Net income decreased from the year-earlier period, primarily due to the decrease in gain on sale of discontinued operations in the twelve month period ended April 30, 2012, compared to the twelve month period ended April 30, 2011.

For the twelve month period ended April 30, 2012, as compared to the same period of the prior fiscal year:

•	Revenues increased to $241.8 million from $237.0 million.

•
FFO increased to $67.3 million on approximately 103,432,000 weighted average shares and units outstanding, from $62.2 million on approximately 98,782,000 weighted average shares and units outstanding ($.65 per share and unit compared to $.63 per share and unit).

•
Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $5.8 million compared to $17.7 million in the same period of the prior fiscal year.

•	Total expenses decreased by $1.3 million, or 0.8%, in the twelve months ended April 30, 2012 compared to the twelve months ended April 30, 2011, from $169.2 million to $167.8 million.

IRET’s President and Chief Executive Officer, Timothy Mihalick, commented: “During fiscal year 2012 we continued to see in our operating results the effects of a slowly recovering economy, particularly in our commercial office segment. However, we consider our entire commercial portfolio well-placed to benefit as the economy does recover. Our multi-family residential segment continued its strong performance in the fourth quarter. As we have previously noted, acquisition and development opportunities remain numerous, particularly in our home market of North Dakota, where production from the Bakken energy field recently resulted in North Dakota becoming the nation’s second-leading oil producer, ahead of Alaska and behind only Texas. During fiscal year 2013, we will continue to focus on acquisitions and development projects in our targeted core markets, and on identifying properties for disposition in order to consolidate our geographic footprint.  Consistent with this focus, I would note our recent exit from the Michigan market with the sale, subsequent to the end of our fiscal 2012 fourth quarter, of our Kentwood Thomasville Furniture property in Kentwood, Michigan.”
______________________________
1
The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as “net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.”  In addition, NAREIT recently clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure. We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.

i

Operating Results

Net Operating Income (NOI)2 from stabilized properties3 increased approximately $3.5 million or 11.0% during the three month period ended April 30, 2012, compared to the same period one year ago. NOI from stabilized properties decreased in one of our five segments, with NOI decreasing by 2.3% in our commercial medical segment, and increasing in our multi-family residential, commercial office, commercial industrial and commercial retail segments by 15.6%, 3.2%, 65.5% and 50.1%, respectively, primarily due to increased occupancy in our multi-family residential, commercial industrial and commercial retail segments.  NOI from all properties increased by $5.3 million during the three month period ended April 30, 2012, compared to the same period one year ago. NOI from all properties increased in all of our five segments.   The increase is primarily due to increased occupancy in our multi-family residential, commercial industrial and commercial retail segments.

NOI from stabilized properties decreased approximately $3.4 million or 2.6% during the twelve month period ended April 30, 2012, compared to the same period one year ago. NOI from stabilized properties decreased by 6.4% and 4.1%, respectively, in our commercial office and commercial medical segments, with NOI increasing in our multi-family residential, commercial industrial and commercial retail segments by 16.5%, 22.0%  and 8.0%, respectively, primarily due to increased occupancy.  NOI from all properties increased by $8.6 million during the twelve month period ended April 30, 2012, compared to the same period one year ago. NOI from all properties increased in four of our five segments. NOI in our commercial office segment, however, decreased 5.2% due to increased vacancy, compared to the twelve month period ended April 30, 2011.

As of April 30, 2012, compared to April 30, 2011, physical occupancy levels on a stabilized property basis and on an all property basis increased in three of our five reportable segments.

Physical Occupancy Levels on a Stabilized Property and All Property Basis:

	Stabilized Properties(a)		All Properties
	As of April 30,		As of April 30,
Segments	Fiscal 2012	Fiscal 2011	Fiscal 2012	Fiscal 2011
Multi-Family Residential	94.2%	92.8%	93.7%	92.8%
Commercial Office	78.4%	79.5%	78.6%	79.7%
Commercial Medical	93.8%	95.8%	94.5%	96.0%
Commercial Industrial	95.4%	90.0%	95.5%	90.1%
Commercial Retail	86.6%	83.2%	87.1%	82.2%

a.	As of April 30, 2012, stabilized properties excluded:

Multi-Family Residential -
Ashland, Grand Forks, ND; Chateau, Minot, ND; Cottage West Twin Homes, Sioux Falls, SD; Evergreen II, Isanti, MN; Gables Townhomes, Sioux Falls, SD; Grand Gateway, St Cloud, MN; North Pointe II, Bismarck, ND; Regency Park Estates, St Cloud, MN; Sierra Vista, Sioux Falls, SD and Williston Garden, Williston, ND.

Total number of units, 629 Occupancy % for April 30, 2012 is 86.8%.

Commercial Office -	1st Avenue Building, Minot, ND and Omaha 10802 Farnum Drive, Omaha, NE.
Total square footage 63,001. Occupancy % for April 30, 2012 is 98.7%.

Commercial Medical -
Billings 2300 Grant Road, Billings, MT; Edgewood Vista-Minot, Minot, ND; Edina 6525 Drew Avenue, Edina, MN; Missoula 3050 Great Northern Avenue, Missoula, MT; Spring Creek American Falls, American Falls, ID; Spring Creek Soda Springs, Soda Springs, ID; Spring Creek Eagle, Eagle, ID; Spring Creek Meridian, Meridian, ID; Spring Creek Overland, Boise, ID; Spring Creek Boise, Boise, ID; Spring Creek Ustick, Meridian, ID and Trinity at Plaza 16, Minot, ND.

Total square footage, 315,818. Occupancy % for April 30, 2012 is 99.9%.

Commercial Industrial -	Fargo 1320 45th Street North, Fargo, ND.
Total square footage, 42,244. Occupancy % for April 30, 2012 is 100.0%.

Commercial Retail -	Minot 1400 31st Ave, Minot, ND.
Total square footage, 48,960 Occupancy % for April 30, 2012 is 100.0%.

As of April 30, 2011, stabilized properties excluded:

Multi-Family Residential -	Chateau, Minot, ND; North Pointe II, Bismarck, ND and Sierra Vista, Sioux Falls, SD.
Total number of units, 132 Occupancy % for April 30, 2011 is 93.9%.
Commercial Office -	1st Avenue Building, Minot, ND and Omaha 10802 Farnum Drive, Omaha, NE..
Total square footage, 63,001. Occupancy % for April 30, 2011 is 98.7%.

Commercial Medical -	Billings 2300 Grant Road, Billings, MT; Edgewood Vista-Minot, Minot, ND and Missoula 3050 Great Northern Avenue, Missoula, MT .
Total square footage, 137,848. Occupancy % for April 30, 2011 is 100.0%.

Commercial Industrial -	Fargo 1320 45th Street North, Fargo, ND.
Total square footage, 42,244. Occupancy % for April 30, 2011 is 100.0%.
Commercial Retail -	Minot 1400 31st Ave, Minot, ND.
Total square footage, 47,709 Occupancy % for April 30, 2011 is 53.6%.
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2
We measure the performance of our segments based on NOI, which we define as total real estate revenues less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance and property management expenses). We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.

3
Stabilized properties are those properties owned for the entirety of both periods being compared, and which, in the case of development or re-development properties, have achieved a target level of occupancy.

Acquisitions and Dispositions

During the fourth quarter of fiscal year 2012, the Company acquired two multi-family residential properties and a parcel of vacant land, as follows: on February 16, 2012, the Company closed on its acquisition of the 116-unit Grand Gateway Apartments in St. Cloud, Minnesota, for a total purchase price of $7.9 million, of which approximately $3.4 million was paid in cash and the remainder in limited partnership units of the Company’s Operating Partnership valued at issuance at approximately $4.5 million; on March 16, 2012, the Company acquired the 84-unit Ashland Apartments in Grand Forks, North Dakota, for $8.3 million, of which approximately $7.2 million was paid in cash and the remainder in limited partnership units of the Operating Partnership, valued at issuance at approximately $1.1 million; and on April 11, 2012, a joint venture entity of which the Company owns 60% closed on the acquisition of a 40-acre parcel of vacant land in Williston, North Dakota, for a total purchase price of approximately $4.6 million, of which the Company paid approximately $3.2 million. This parcel of land has been approved for multi-family development with the potential to accommodate up to 850 units. Additionally, during the fourth quarter of fiscal year 2012, on April 27, 2012, the Company placed in service buildings 1 and 2 of its 4-building Williston Garden multi-family residential project in Williston, North Dakota. The Company is a 60% partner in the joint venture entity constructing this property.

During the fourth quarter of fiscal year 2012, on March 13, 2012, the Company sold a small retail property in East Grand Forks, Minnesota, for a sales price of approximately $1.1 million.

Shareholder Equity, Distributions and Capital Structure

As of April 30, 2012, IRET had a total capitalization of $1.9 billion. Total capitalization is defined as the market value (closing price at end of period) of the Company’s outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company’s sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company’s preferred shares and the outstanding principal balance of the consolidated debt of the Company.

On April 2, 2012, IRET paid a quarterly distribution of $0.1300 per share and unit on its common shares and limited partnership units of IRET Properties. This was IRET’s 164th consecutive distribution. IRET also paid, on April 2, 2012, a quarterly distribution of $0.5156 per share on its Series A preferred shares.

Distribution Declared.  Subsequent to the end of the fourth quarter of fiscal year 2012, on June 1, 2012, the Company’s Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company’s common shares of beneficial interest and the limited partnership units of IRET Properties, payable July 2, 2012 to common shareholders and unitholders of record on June 15, 2012. Also on June 1, 2012, the Company’s Board of Trustees’ declared a distribution of $0.5156 per share on the Company’s preferred shares of beneficial interest, payable July 2, 2012 to preferred shareholders of record on June 15, 2012.

Conference Call Information

The Conference Call for 4th Quarter Earnings is scheduled for Monday, July 2, 2012 at 9:00 A.M. Central Daylight Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:

USA Toll Free Number: 1-877-317-6789
International Toll Free Number: 1-412-317-6789
Canada Toll Free Number: 1-866-605-3852

A webcast and transcript of the call will be archived on the “Investors/ Presentations & Events/Presentations” page of IRET’s website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to IRET Investor Relations at landerson@iret.com.

About IRET

IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. IRET owns a diversified portfolio of properties consisting of 84 multi-family residential properties with 9,161 apartment units; and 68 commercial office properties, 65 commercial medical properties (including senior housing), 19 commercial industrial properties and 30 commercial retail properties with a total of approximately 12.3 million square feet of leasable space.  IRET common and preferred shares are publicly traded on the NASDAQ Global Select Market (symbols: IRET and IRETP). IRET’s press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.

Certain statements in this earnings release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2011 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands)
	April 30, 2012	April 30, 2011
ASSETS
Real estate investments
Property owned	$1,892,009	$1,770,798
Less accumulated depreciation	(373,490)	(328,952)
	1,518,519	1,441,846
Development in progress	27,599	9,693
Unimproved land	10,990	6,550
Mortgage loans receivable, net of allowance of $0 and $3, respectively	0	156
Total real estate investments	1,557,108	1,458,245
Real estate held for sale	2,067	0
Cash and cash equivalents	39,989	41,191
Other investments	634	625
Receivable arising from straight-lining of rents, net of allowance of $1,209 and $996, respectively	23,273	18,933
Accounts receivable, net of allowance of $154 and $317, respectively	7,052	5,646
Real estate deposits	263	329
Prepaid and other assets	3,703	2,351
Intangible assets, net of accumulated amortization of $47,813 and $42,154, respectively	44,588	49,832
Tax, insurance, and other escrow	11,669	15,268
Property and equipment, net of accumulated depreciation of $1,423 and $1,231, respectively	1,454	1,704
Goodwill	1,120	1,127
Deferred charges and leasing costs, net of accumulated amortization of $16,244 and $13,675, respectively	21,447	20,112
TOTAL ASSETS	$1,714,367	$1,615,363
LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$47,403	$37,879
Revolving line of credit	39,000	30,000
Mortgages payable	1,048,689	993,803
Other	14,012	8,404
TOTAL LIABILITIES	1,149,104	1,070,086
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	0	987
EQUITY
Investors Real Estate Trust shareholder’s equity
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at April 30, 2012 and April 30, 2011, aggregate liquidation preference of $28,750,000)	27,317	27,317
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 89,473,838 shares issued and outstanding at April 30, 2012, and 80,523,265 shares issued and outstanding at April 30, 2011)	684,049	621,936
Accumulated distributions in excess of net income	(278,377)	(237,563)
Total Investors Real Estate Trust shareholders’ equity	432,989	411,690
Noncontrolling interests – Operating Partnership (20,332,415 units at April 30, 2012 and 20,067,350 units at April 30, 2011)	118,710	123,627
Noncontrolling interests – consolidated real estate entities	13,564	8,973
Total equity	565,263	544,290
TOTAL LIABILITIES AND EQUITY	$1,714,367	$1,615,363

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three and twelve months ended April 30, 2012 and 2011

	(in thousands, except per share data)
	Three Months Ended April 30		Twelve Months Ended April 30
	2012	2011	2012	2011
REVENUE
Real estate rentals	$49,939	$48,828	$198,859	$192,023
Tenant reimbursement	10,682	10,198	42,929	44,931
TOTAL REVENUE	60,621	59,026	241,788	236,954
EXPENSES
Depreciation/amortization related to real estate investments	14,389	14,219	57,048	55,706
Utilities	4,244	5,046	17,628	18,224
Maintenance	6,412	7,235	26,578	29,212
Real estate taxes	8,248	7,779	31,746	30,799
Insurance	1,001	437	3,550	2,299
Property management expenses	2,946	5,750	18,776	21,268
Administrative expenses	1,338	1,562	6,694	6,617
Advisory and trustee services	99	123	687	605
Other expenses	389	408	1,898	1,747
Amortization related to non-real estate investments	821	702	3,216	2,679
TOTAL EXPENSES	39,887	43,261	167,821	169,156
Gain on involuntary conversion	274	0	274	0
Interest expense	(16,430)	(15,581)	(65,113)	(63,820)
Interest income	33	65	148	259
Other income	108	65	638	282
Income from continuing operations	4,719	314	9,914	4,519
(Loss) income from discontinued operations	(598)	(4)	(208)	19,832
NET INCOME	4,121	310	9,706	24,351
Net (income) loss attributable to noncontrolling interests – Operating Partnership	(636)	36	(1,359)	(4,449)
Net (income) loss attributable to noncontrolling interests – consolidated real estate entities	(106)	98	(135)	180
Net income attributable to Investors Real Estate Trust	3,379	444	8,212	20,082
Dividends to preferred shareholders	(593)	(593)	(2,372)	(2,372)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$2,786	$(149)	$5,840	$17,710
Earnings (loss) per common share from continuing operations – Investors Real Estate Trust – basic and diluted	.04	(.01)	.07	.02
(Loss) earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	(.01)	.00	.00	.20
NET INCOME (LOSS) PER COMMON SHARE – BASIC AND DILUTED	$.03	$(.01)	$.07	$.22
DIVIDENDS PER COMMON SHARE	$.1300	$.1715	$.5615	$.6860

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three and twelve months ended April 30, 2012 and 2011

	(in thousands, except per share amounts)
Three Months Ended April 30,	2012			2011
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)

Net income attributable to Investors Real Estate Trust	$3,379			$444
Less dividends to preferred shareholders	(593)			(593)
Net income (loss) available to common shareholders	2,786	87,031	$0.03	(149)	80,143	$(0.01)
Adjustments:
Noncontrolling interest – Operating Partnership	636	20,285		(36)	20,096
Depreciation and amortization(1)	15,165			14,877
Real estate impairment	293
Loss on depreciable property sales	240			0
Funds from operations applicable to common shares and Units	$19,120	107,316	$0.18	14,692	100,239	$0.15

	(in thousands, except per share amounts)
Twelve Months Ended April 30,	2012			2011
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)

Net income attributable to Investors Real Estate Trust	$8,212			$20,082
Less dividends to preferred shareholders	(2,372)			(2,372)
Net income available to common shareholders	5,840	83,557	$0.07	17,710	78,628	$0.22
Adjustments:
Noncontrolling interest – Operating Partnership	1,359	19,875		4,449	20,154
Depreciation and amortization(4)	60,057			59,402
Real estate impairment	428			0
Gain on depreciable property sales	(349)			(19,365)
Funds from operations applicable to common shares and Units	$67,335	103,432	$0.65	62,196	98,782	$0.63

(1)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $15,210 and $14,921, and depreciation/amortization from Discontinued Operations of $2 and $26, less corporate-related depreciation and amortization on office equipment and other assets of $47 and $70, for the three months ended April 30, 2012 and 2011, respectively.

(2)	UPREIT Units of the Operating Partnership are exchangeable for cash, or, at the Company’s discretion, for common shares of beneficial interest on a one-for-one basis.

(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.

(4)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $60,264 and $58,385, and depreciation/amortization from Discontinued Operations of $60  and $1,289, less corporate-related depreciation and amortization on office equipment and other assets of $267 and $272, for the twelve months ended April 30, 2012 and 2011, respectively.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and twelve months ended April 30, 2012 and 2011

	(in thousands)
Three Months Ended April 30, 2012	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$19,491	$18,611	$15,232	$3,728	$3,559	$60,621
Real estate expenses	8,999	8,365	3,946	371	1,170	22,851
Gain on involuntary conversion	0	0	0	0	274	274
Net operating income	$10,492	$10,246	$11,286	$3,357	$2,663	38,044
Depreciation/amortization						(15,210)
Administrative, advisory and trustee services						(1,437)
Other expenses						(389)
Interest expense						(16,430)
Interest and other income						141
Income from continuing operations						4,719
Loss from discontinued operations						(598)
Net income						$4,121

	(in thousands)
Three Months Ended April 30, 2011	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$17,242	$18,908	$16,501	$3,275	$3,100	$59,026
Real estate expenses	8,882	8,973	5,904	1,205	1,283	26,247
Net operating income	$8,360	$9,935	$10,597	$2,070	$1,817	32,779
Depreciation/amortization						(14,921)
Administrative, advisory and trustee services						(1,685)
Other expenses						(408)
Interest expense						(15,581)
Interest and other income						130
Income from continuing operations						314
Loss from discontinued operations						(4)
Net income						$310

	(in thousands)
Twelve Months Ended April 30, 2012	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$74,190	$74,334	$65,531	$14,325	$13,408	$241,788
Real estate expenses	34,790	34,816	20,655	3,549	4,468	98,278
Gain on involuntary conversion	0	0	0	0	274	274
Net operating income	$39,400	$39,518	$44,876	$10,776	$9,214	143,784
Depreciation/amortization						(60,264)
Administrative, advisory and trustee services						(7,381)
Other expenses						(1,898)
Interest expense						(65,113)
Interest and other income						786
Income from continuing operations						9,914
Loss from discontinued operations						(208)
Net income						$9,706

	(in thousands)
Twelve Months Ended April 30, 2011	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$66,838	$77,747	$66,048	$13,165	$13,156	$236,954
Real estate expenses	34,129	36,055	22,451	4,328	4,839	101,802
Net operating income	$32,709	$41,692	$43,597	$8,837	$8,317	135,152
Depreciation/amortization						(58,385)
Administrative, advisory and trustee services						(7,222)
Other expenses						(1,747)
Interest expense						(63,820)
Interest and other income						541
Income from continuing operations						4,519
Income from discontinued operations						19,832
Net income						$24,351